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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-92205 and 333-34470 of Netcentives Inc. on Form S-8 of our report, with respect to UVN Holdings, Inc. and Subsidiary dated February 16, 2000, appearing in this Current Report on Form 8-K/A of Netcentives Inc.

/s/ McGladrey & Pullen LLP
Phoenix, Arizona
May 19, 2000